Exhibit 99_1

FOR IMMEDIATE RELEASE

UTEK CORPORATION REPORTS RECORD FINANCIAL RESULTS FOR QUARTER ENDED JUNE 30, 2006

TAMPA, FL — (BUSINESS WIRE) – August 4, 2006 — UTEK Corporation (AMEX & LSE-AIM: UTK) today announced financial results for the three months ended June 30, 2006.

Financial Highlights

•	Ten Technology Transfers Completed

•	Revenues (Income from Operations) of $23.1 million

•	Net income of $11.1 million, or $1.23 per share

•	Net assets of $71.4 million

Quarter Ended June 30, 2006 Operating Results

For the quarter ended June 30, 2006, income from operations (revenue) was $23.1 million as compared to $2.5 million for the quarter ended June 30, 2005. Net income from operations for the quarter ended June 30, 2006 was $9.8 million as compared to $29,000 for the quarter ended June 30, 2005. Approximately 96% and 71% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended June 30, 2006 and 2005, respectively.

Net income (including net income from operations and realized and unrealized gains and losses on investments) was $11.1 million or $1.23 per weighted average diluted share outstanding for the quarter ended June 30, 2006, as compared to a net (decrease) of $(742,000), or $(0.10) per weighted average diluted share outstanding for the quarter ended June 30, 2005.

Monetization resulting from equity investments attained through strategic alliances and technology transfers during the quarter ended June 30, 2006 were $4.1 million, as compared to $651,000 for the same quarter of the prior year. This monetization resulted in net realized gains, net of income tax expense, of $1.8 million and $116,000 for the three months ended June 30, 2006 and 2005, respectively.

Weighted average diluted shares outstanding were 8,997,310 and 7,228,025 for the quarters ended June 30, 2006 and 2005, respectively.

Six Months Ended June 30, 2006 Operating Results

For the six months ended June 30, 2006, income from operations (revenue) was $34.9 million as compared to $5.1 million for the six months ended June 30, 2005. Net income from operations for the six months ended June 30, 2006 was $13.4 million as compared to $203,000 for the six months ended June 30, 2005. Approximately 94% and 72% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the six months ended June 30, 2006 and 2005, respectively.

Net income (including net income from operations and realized and unrealized gains and losses on investments) was $16.6 million or $1.90 per weighted average diluted share outstanding for the six months ended June 30, 2006, as compared to a net (decrease) of $(3.7 million), or $(0.53) per weighted average diluted share outstanding for the six months ended June 30, 2005.

Monetization from the sale of investments during the six months ended June 30, 2006 were $6.1 million, as compared to $712,000 for the same six months of the prior year. This monetization resulted in net realized gains net of income tax expense of $2.2 million and $141,000 for the six months ended June 30, 2006 and 2005, respectively.

Weighted average diluted shares outstanding were 8,759,178 and 7,007,724 for the six months ended June 30, 2006 and 2005, respectively.

Liquidity and Capital Resources

At June 30, 2006, the Company had cash and cash equivalents of $5.7 million, U.S. Treasuries and certificates of deposit of $14.7 million, total assets of $87.0 million and net assets of $71.4 million. Net asset value per common share outstanding was $8.03 at June 30, 2006 as compared to $5.58 at December 31, 2005 an increase of 44%. The Company had no long-term debt outstanding at June 30, 2006.

Overview

UTEK achieved significant growth during the quarter ended June 30, 2006. Ten (10) technology transfers were completed in the quarter ended June 30, 2006, with average revenues and costs per transaction of $2.2 million and $452,000, respectively, as compared to one (1) technology transfer completed in the quarter ended June 30, 2005 with revenue and cost for the transaction of $1.5 million and $655,000, respectively.

Clifford M. Gross, Ph.D., UTEK’s Chairman and Chief Executive Officer stated, “Looking at the remainder of 2006, we are enthusiastic about our potential for continued growth. Although there is much more that needs to be done, we believe that our unique model for consummating market-driven technology-transfers, combined with our dedicated team and expanded facility, positions us well for the future.”

Recent Developments

Subsequent to June 30, 2006, we completed three technology transfers in which we received unregistered shares of stock of the entity acquiring our newly formed company. The shares acquired by us in these transactions were acquired in tax-free stock-for-stock exchanges and are restricted and may only be resold by us pursuant to the requirements of the Securities Act of 1933. The revenue associated with the shares received will be determined based upon valuations in accordance with our valuation policy as of the closing date of each transaction.

Financial Position Information

The following tables contain comparative selected financial data as of June 30, 2006 and December 31, 2005:

	June 30, 2006	Dec. 31, 2005	Percentage Increase
Total investments	$76,590,178	$38,752,926	98%
Total assets	$87,039,646	$49,005,960	78%
Total net assets	$71,440,796	$44,441,118	61%
Common shares outstanding	8,898,254	7,961,505	12%
Net asset value per share	$8.03	$5.58	44%

Conference Call at 10:00 a.m. EDT on Friday, August 4, 2006

UTEK will hold a live conference call at 10:00 a.m. EDT to discuss its second quarter 2006 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

•	US & Canada: 888-332-7254

•	UK: 0-800-032-3836

•	Other international callers: 973-582-2856

•	Please reference conference ID# 7684203

About UTEK Corporation

UTEK® is a specialty finance company focused on technology transfer. UTEK enables companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® service, UTEK offers companies the tools to search, analyze and manage university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:
USA:	UK:
CSG1	Bankside Consultants
Stanley Wunderlich	Steve Liebmann or Simon
800-625-2236	Bloomfield
UTEK Corporation	+ 44 (0) 20-7367-8883
Tania Bernier
813-754-4330 x223

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Investments:
Non-affiliate investments (cost: 2006 - $23,889,334; 2005 - $12,482,927)	$20,535,310	$9,805,423
Affiliate investments (cost: 2006 - $36,400,144; 2005 - $17,656,837)	35,208,305	15,457,750
Control investments (cost: 2006 - $4,991,823; 2005 - $2,126,573)	6,152,373	1,888,396
U.S. Treasuries and certificates of deposit (cost: 2006 - $14,694,190; 2005 - $11,601,357)	14,694,190	11,601,357

Total investments	76,590,178	38,752,926
Cash and cash equivalents	5,713,841	5,275,626
Accounts receivable, net of allowance for bad debt	681,670	746,207
Prepaid expenses and other assets	282,531	448,810
Fixed assets, net	483,427	311,103
Goodwill	2,988,869	3,128,139
Intangible assets	299,130	343,149

TOTAL ASSETS	87,039,646	49,005,960

LIABILITIES
Accrued expenses	680,951	367,763
Deferred revenue	2,387,958	1,606,242
Deferred tax liability	12,529,941	2,590,837

TOTAL LIABILITIES	15,598,850	4,564,842

NET ASSETS	$71,440,796	$44,441,118

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 19,000,000 shares authorized; 8,898,254 shares issued and outstanding at June 30, 2006 and 7,961,505 shares issued and outstanding at December 31, 2005	$88,983	$79,616
Additional paid-in capital	50,791,138	40,347,663
Accumulated income:
Accumulated net operating income	23,333,121	10,134,057
Net realized loss on investments, net of tax	(756,102)	(2,968,399)
Net unrealized depreciation of investments, net of deferred tax	(2,111,421)	(3,138,939)
Foreign currency translation adjustment	95,077	(12,880)

Net assets	$71,440,796	$44,441,118

Net asset value per share	$8.03	$5.58

UTEK Corporation

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Income from operations:
Sale of technology rights	$21,624,267	$1,503,197	$31,839,197	$3,179,340
Consulting and other services	1,192,843	932,001	2,546,324	1,734,693
Investment income, net	242,197	107,599	480,792	167,293

	23,059,307	2,542,797	34,866,313	5,081,326

Expenses:
Acquisition of technology rights	4,523,127	655,122	7,147,127	1,226,795
Salaries and wages	898,627	581,996	1,592,245	1,019,155
Professional fees	301,870	159,701	583,296	343,773
Sales and marketing	931,002	622,012	1,740,175	1,129,585
General and administrative	830,697	477,929	2,442,131	1,036,564

	7,485,323	2,496,760	13,504,974	4,755,872

Income before income taxes	15,573,984	46,037	21,361,339	325,454
Provision for income taxes	5,806,628	17,324	7,984,409	122,468

Net income from operations	9,767,356	28,713	13,376,930	202,986

Net realized and unrealized gains (losses):
Net realized gain on investments, net of income tax expense of $1,103,928 and $1,334,756 for the three and six months ended June 30, 2006, respectively, and $69,936 and $85,100 for the three and six months ended June 30, 2005, respectively	1,829,711	115,916	2,212,297	141,049
Change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit) of ($324,261) and $619,938 for the three and six months ended June 30, 2006, respectively, and ($87,263) and ($1,522,110) for the three and six months ended June 30, 2005, respectively	(537,448)	(886,667)	1,027,518	(4,047,246)

Net increase (decrease) in net assets from operations	$11,059,619	$(742,038)	$16,616,745	$(3,703,211)

Net increase (decrease) in net assets from operations per share:
Basic	$1.25	$(0.10)	$1.92	$(0.53)
Diluted	$1.23	$(0.10)	$1.90	$(0.53)
Weighted average shares:
Basic	8,871,871	7,228,025	8,663,083	7,007,724
Diluted	8,997,310	7,228,025	8,759,178	7,007,724
Dividend declared per share:	—	—	$.02	—